Exhibit 99.2

LZG INTERNATIONAL, INC.

Financial Statements

For the Years Ended May 31, 2021 and 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

LZG International, Inc.

Salt Lake City, Utah

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LZG International, Inc. (the Company) as of May 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

Farmington, Utah

August 24, 2021

LZG International, Inc.

Balance Sheets

	MAY 31,	MAY 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$4,735	$1,834
Total Current Assets	4,735	1,834

TOTAL ASSETS	$4,735	$1,834

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable – related party	$6,000	$6,000
Accounts payable	100	100
Note payable – related party	119,200	113,200
Notes payable	69,800	59,100
Accrued interest – related party	24,745	15,689
Accrued interest	30,048	24,941
Total Current Liabilities	249,893	219,030

LONG-TERM LIABILITIES
Notes payable – related party	23,500	23,500
Accrued interest – related party	21,217	19,337
Total Long-term Liabilities	44,717	42,837

TOTAL LIABILITIES	294,610	261,867

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value, 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 250,556 shares issued and outstanding	251	251
Additional paid-in capital	3,063,134	3,063,134
Accumulated deficit	(3,353,260)	(3,323,418)
Total Stockholders' Deficit	(289,875)	(260,033)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,735	$1,834

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.

Statements of Operations

	YEAR ENDED MAY 31, 2021	YEAR ENDED MAY 31, 2020
REVENUES	$—	$—

OPERATING EXPENSES
General and administrative	13,800	13,000
TOTAL OPERATING EXPENSES	13,800	13,000

Net Operating Loss	(13,800)	(13,000)

OTHER INCOME (EXPENSE)
Interest expense	(5,106)	(4,728)
Interest expense – related party	(10,936)	(10,043)
TOTAL OTHER INCOME (EXPENSE)	(16,042)	(14,771)

LOSS BEFORE INCOME TAXES	(29,842)	(27,771)

INCOME TAX EXPENSE	—	—

NET LOSS	$(29,842)	$(27,771)

Net loss per share – basic and diluted	$(0.12)	$(0.11)

Weighted average shares outstanding – basic and diluted	250,556	250,556

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.

Statements of Stockholders’ Deficit

For the Years Ended May 31, 2021 and 2020

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – May 31, 2019	250,556	$251	$3,063,134	$(3,295,647)	$(232,262)
Net loss for the year ended May 31, 2020	—	—	—	(27,771)	(27,771)
Balance – May 31, 2020	250,556	$251	$3,063,134	$(3,323,418)	$(260,033)
Net loss for the year ended May 31, 2021	—	—	—	(29,842)	(29,842)
Balance – May 31, 2021	250,556	$251	$3,063,134	$(3,353,260)	$(289,875)

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.

Statements of Cash Flows

	YEAR ENDED MAY 31, 2021	YEAR ENDED MAY 31, 2020
Cash Flows from Operating Activities
Net Loss	$(29,842)	$(27,771)
Adjustment to reconcile net (loss) to cash provided (used) by operating activities:
Expenses paid by related party	6,000	6,000
Changes in assets and liabilities:
Accounts payable	—	100
Accrued interest	5,107	4,728
Accrued interest - related party	10,936	10,043
Net Cash Used by Operating Activities	(7,799)	(6,900)

Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities:
Proceeds from notes payable – related party	10,700	8,300
Net Cash Provided by Financing Activities	10,700	8,300

Increase in Cash	2,901	1,400

Cash and Cash Equivalents, Beginning of Period	1,834	434

Cash and Cash Equivalents, End of Period	$4,735	$1,834

Supplemental Cash Flow Information:
Cash Paid For:
Interest	$—	$—
Income Taxes	$—	$—

Non-Cash Financing Activity:
Accounts payable-related party converted to note payable – related party	$6,000	$6,100

The accompanying notes are an integral part of these financial statements.

LZG International, Inc.

Notes to the Financial Statements

May 31, 2021 and 2020

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization

LZG International, Inc. (the Company) is a Florida company that was incorporated on May 22, 2000. The Company has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company’s business model intended to establish an online grocery solution. A wholly-owned Canadian subsidiary, LazyGrocer.Com Corp., was established as part of this model, but it was dissolved in 2001.

Activities from inception have included raising capital and developing the Company’s business plan, Securities and Exchange Commission filings and limited operations.

(B) Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and revenues and expenses during the reporting period. Actual results may differ from these estimates.

(C) Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Fair Value of Financial Instruments

It is not practicable to estimate the fair value of related party loans because there is no established market for these loans and it is inappropriate to estimate future cash flows, which are largely dependent on the Company establishing or acquiring operations at some future point. No financial instruments are held for trading purposes.

(E) Basic and Fully Diluted Income (Loss) Per Share

In accordance with ASC 260, Earnings Per Share (“ASC 260”) the computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the periods presented in the financial statements.

The computations of basic and fully diluted loss per share of common stock are based on the weighted average number of common shares outstanding during the periods presented in the financial statements, plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding during the period, or the exercise of convertible debentures. As of May 31, 2021 and 2020, all common stock activity has been included and there were no items considered to be anti-dilutive.

Following is a reconciliation of the loss per share for the years ended May 31, 2021 and 2020, respectively:

	For the Years Ended May 31,
	2021	2020
Net (loss) available to common shareholders	$(29,842)	$(27,771)
Weighted average shares	250,556	250,556
Basic and fully diluted loss per share (based on weighted average shares)	$(0.12)	$(0.11)

(F) Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.   Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company does not maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The Company had $0 of cash balances in excess of federally insured limits at May 31, 2021 and 2020.

(G) Reclassification

Certain amounts from the prior period have been reclassified to conform to the current period presentation.

(H) Recent Pronouncements

The Company has evaluated Recent Accounting Pronouncements and has determined that all such pronouncements either do not apply or their impact is insignificant to the financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has current liabilities in excess of current assets, has incurred losses since inception, has negative cash flows from operations, and has no revenue-generating activities. Its activities have been limited for the past several years and it is dependent upon financing to continue operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management’s plan to acquire or merge with other operating companies. The COVID-19 pandemic could have an impact on our ability to obtain financing to fund our operations.  The Company is unable to predict the ultimate impact at this time.

NOTE 3 – INCOME TAXES

At May 31, 2021, the Company has available unused net operating loss carryforwards of approximately $290,000 which may be applied against future taxable income and which expires in various years from 2023 through 2038. Due to a substantial change in the Company’s ownership during June 2008, there will be an annual limitation on the amount of previous net operating loss carryforwards that can be utilized.

The amount of and ultimate realization of the benefits from the net operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net operating loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the net operating loss carryforwards and, therefore, no deferred tax asset has been recognized for the net operating loss carryforwards. The net deferred tax assets are approximately $60,900 and $54,600 as of May 31, 2021 and 2020, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $6,300 and $5,800 during the years ended May 31, 2021 and 2020, respectively, (exclusive of effects of Federal tax rate changes).

Deferred tax assets and the valuation account are as follows:

	For the Years Ended May 31,
	2021	2020
Deferred tax asset:
NOL Carryforward (at 21%)	$60,900	$54,600
Valuation allowance	(60,900)	(54,600)
	$—	$—

A reconciliation of amounts obtained by applying the Federal tax rate of 21% to pre-tax income to income tax benefit is as follows:

	For the Years Ended May 31,
	2021	2020
Federal tax benefit (at 21%)	$6,300	$5,800
Change in valuation allowance	(6,300)	(5,800)
Effect of rate change on Deferred Tax Asset	—	—
	$—	$—

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of May 31, 2021 and 2020, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are those for the years ended May 31, 2018 through May 31, 2021.

NOTE 4 – RELATED PARTY TRANSACTIONS

The financial statements include related party transactions, which as of May 31, 2021, were loans from an officer of the Company totaling $23,500. The loans had an original principal and interest due date of June 30, 2014 and have been extended to June 30, 2022. They are not collateralized, and bear interest at 8% per annum. Interest expense was $1,880 for each of the years ended May 31, 2021 and 2020 and accrued interest on the notes totaled $21,217 and $19,337 at May 31, 2021 and 2020, respectively.

On May 31, 2018, a stockholder converted $92,500 of its accounts payable to a promissory note which bears interest at 8% per annum and is due on demand. On May 31, 2021, the stockholder converted $6,000 of its accounts payable to a promissory note which bears interest at 8% per annum and is due on demand, resulting in a total balance owed of $119,200 and $113,200 at May 31, 2021 and 2020, respectively. Interest expense was $9,056 and $8,163 for the years ended May 31, 2021 and 2020, respectively, and accrued interest on the notes totaled $24,745 and $15,689 at May 31, 2021 and 2020, respectively.

NOTE 5 – NOTES PAYABLE

Notes payable as of May 31, 2021 and 2020 were $69,800 and $59,100, respectively. The note is due on demand, is not collateralized, and bears interest at 8% per annum. Interest expense was $5,107 and $4,738 for years ended May 31, 2021 and 2020, respectively, and accrued interest on the note totaled $30,048 and $24,941 at May 31, 2021 and 2020, respectively.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated all events occurring after the date of the accompanying balance sheets through the date the financial statements were issued and did not identify any material subsequent events requiring adjustments or disclosure to the accompanying financial statements.